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                                                                   Exhibit 3.9

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      ANDREWS OFFICE SUPPLY & EQUIPMENT CO.

To:      Department of Consumer and Regulatory Affairs
         Corporations Division
         614 H Street, NW
         Washington, DC  20001

I, the undersigned natural person of the age of eighteen years of more, authorized to act on behalf of the corporation described below, present the following amended and restated articles of incorporation duly proposed and adapted in accordance with all applicable provisions of Title 29, Chapter 3 of the DC Code as amended:

FIRST: The present name of the corporation is ANDREWS OFFICE SUPPLY & EQUIPMENT CO., and the date that the articles of incorporation were filed originally is March 25, 1966.

SECOND:     The period of the corporation's duration is perpetual.

THIRD: The restated articles of incorporation were adopted by the board of directors with the vote of the shareholder.

FOURTH: The restated aggregate number of shares which the corporation is authorized to issue is 1,000 shares of common stock, without par value.

FIFTH: There are no preferences, restrictions, limitations or rights with respect to the authorized shares.

SIXTH: The are no provisions for preemptive rights with respect to the authorized shares.

SEVENTH: There are no restated provisions for the regulation of the internal affairs of the corporation.

EIGHTH: The purpose for which the corporation is organized is to have and exercise all powers conferred by the laws of the District of Columbia upon corporations formed under the District of Columbia Business Corporation Act.

                                    ANDREWS OFFICE SUPPLY & EQUIPMENT CO.

                                    By: /s/ Kathleen M. Delaney
                                       ----------------------------------------
                                        Kathleen M. Delaney
                                        Vice President